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                                                                    EXHIBIT 10.2

                        INCENTIVE STOCK OPTION AGREEMENT
                                    UNDER THE
                            SENSYS TECHNOLOGIES INC.
                            LONG TERM INCENTIVE PLAN

       THIS AGREEMENT is entered into effective as of ______________, 19__, by and between SENSYS TECHNOLOGIES INC. ("Corporation") and ________________ ("Optionee"), pursuant to the Corporation's Long Term Incentive Plan (the "Plan"). The Corporation hereby grants to the Optionee an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended, to purchase a total of ______ shares of Common Stock, subject to the terms and conditions contained in the Plan and as hereinafter provided (the "Option"). Capitalized terms not defined in this Agreement shall have the meanings respectively ascribed to them in the Plan.

       1. Option Price. The Option shall be exercisable at a price of $_____ per share.

       2. Option Exercise. (a) The Option shall become exercisable in installments as follows:

                 __________ shares on or after ________________
                 __________ shares on or after ________________
                 __________ shares on or after ________________
                 __________ shares on or after ________________
                 __________ shares on or after ________________

To the extent not exercised, installments shall accumulate and the Optionee may exercise them thereafter in whole or in part. In the event of a Change in Control, the Option immediately shall become exercisable in full. Any provision of this Agreement to the contrary notwithstanding, the Option shall expire on, and no longer be exercisable after, the date which is the tenth (10th) anniversary of the date of this Agreement (the "Expiration Date").

       (b) The Option shall be exercisable by delivery to the President of the Corporation of a written and duly executed notice in the form attached hereto.

       (c) Payment of the full purchase price of any shares with respect to which the option is being exercised shall accompany the notice of exercise of the Option. Payment shall be made in any of the following ways - (a) in cash,
(b) by certified check, bank draft or money order, or (c) by delivery to the Corporation of a properly executed exercise notice, acceptable to the Corporation, together with irrevocable instructions to the Optionee's broker to deliver to the Corporation sufficient cash to pay the exercise price and any applicable income and employment withholding taxes (the "cashless exercise procedure").

       3.     Termination.


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       (a)    Termination Before Option Becomes Exercisable. If Optionee's
employment is terminated for any reason prior to the date that the Option or a portion thereof first becomes exercisable, such Option or portion thereof shall terminate and all rights thereunder shall cease.

       (b) Terminating After Option Becomes Exercisable. To the extent an Option is exercisable and unexercised on the date the Optionee's employment is terminated

              (i) for any reason other than death, disability or retirement, the Option shall terminate on the earlier of (A) the expiration date of the Option, and (B) the first anniversary of such Optionee's termination;

              (ii) because the Optionee has died or become subject to a disability, the Option shall terminate on the first anniversary of the date of the Optionee's termination; or

              (iii) due to retirement, the Option shall terminate on the earlier of (A) the expiration date and (B) the second anniversary of the Optionee's termination.

During the period from the Optionee's termination until the termination of the Option, the Optionee, or the person or persons to whom the Option shall have been transferred by will or by the laws of descent and distribution, may exercise the Option only to the extent that such Option was exercisable on the date of the Optionee's termination. Unless the Option is exercised within three months following the Optionee's termination of employment (extended to one year in the event of the Optionee's disability or death), the Option shall be taxed as a "nonqualified stock option" under Section 83 of the Internal Revenue Code ("Code") and shall not receive the favorable capital gain tax treatment of an "incentive stock option" under Section 422 of the Code.

       4. Optionee's Agreement. The Optionee agrees to all the terms stated in this Agreement, as well as to the terms of the Plan, a copy of which is attached hereto and of which the Optionee acknowledges receipt.

       5. Rights as Shareholder. The Optionee shall have no rights as a shareholder of the Corporation with respect to any of the shares covered by the Option until the issuance of a stock certificate or certificates upon the exercise of the Option, and then only with respect to the shares represented by such certificate or certificates. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date such certificate or certificates are issued.

       6. Non-Transferability of Option. The Option shall not be transferred in any manner other than by will or the laws of descent or distribution. During the lifetime of the Optionee, the Option shall be exercised only by the Optionee. No transfer of the Option shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and such evidence as the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the Option.


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       7.     Compliance with Securities, Tax and Other Laws. The Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable Federal or State securities law or any other law or valid regulation. As a condition to exercise of the Option, the Corporation may require the Optionee, or any person acquiring the right to exercise the Option, to make any representation or warranty that the Corporation deems to be necessary under any applicable securities, tax, or other law or regulation.

       8. Adjustments. The Optionee acknowledges the power of the Committee under Section 6.1 of the Plan to adjust the number of shares which may be purchased pursuant to the Option and the exercise price of the Option upon the occurrence of certain events to prevent dilution or enlargement of the benefits or potential benefits intended to be made available by the grant of the Option.

       9. No Right to Remain in Office. The granting of the Option does not confer upon the Optionee any right to be retained as an Employee.

       10. Amendment and Termination of Option. Except as otherwise provided in this Agreement, the Corporation may not, without the consent of the Optionee, alter or impair any Option granted under the Plan. The Option shall be considered terminated in whole or in part, to the extent that, in accordance with the provisions of the Plan, it can no longer be exercised for shares originally subject to the Option.

       11. Notices. Every notice relating to this Agreement shall be in writing and if given by mail shall be given by registered or certified mail with return receipt requested. All notices to the Corporation or the Committee shall be sent or delivered to the President of the Corporation at the Corporation's headquarters. All notices by the Corporation to the Optionee shall be delivered to the Optionee personally or addressed to the Optionee at the Optionee's last residence address as then contained in the records of the Corporation or such other address as the Optionee may designate. Either party by notice to the other may designate a different address to which notices shall be addressed. Any notice given by the Corporation to the Optionee at the Optionee's last designated address shall be effective to bind any other person who shall acquire rights hereunder.

       IN WITNESS WHEREOF, the Corporation, by its duly authorized officer, and the Optionee have executed this Agreement effective as of their date and year first above written.

                                        SENSYS TECHNOLOGIES INC.

                                    By:
                                        ----------------------------------------
                                        Robert R. Bower, Chief Financial Officer

                              OPTIONEE:
                                        ----------------------------------------
                                        (Name)


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                  NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION
                   GRANTED UNDER THE SENSYS TECHNOLOGIES INC.
                            LONG TERM INCENTIVE PLAN

President
Sensys Technologies Inc.
8419 Terminal Road
Newington, VA  22122-1430

       I hereby elect to exercise the Incentive Stock option with respect to _______ shares. Payment of the exercise price is being made as follows:

       ____   Cash delivered with this notice.

       ____   Certified check, bank draft or money order delivered with this notice.

       ____   Subject to Section 2(c) of the agreement relating to the Option, I am making a "cashless exercise" and have given the designated broker the irrevocable instructions required by the Plan.

       ____   A combination of the above, described below, equal to the exercise price:

              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------

       The stock certificates for the shares acquired upon exercise should be issued to:

              (name)
              ------------------------------------------------------------------
              (address)
              ------------------------------------------------------------------

              ------------------------------------------------------------------
              (Social Security No.)
              ------------------------------------------------------------------

       I hereby agree to notify the President of the Corporation if I dispose of the shares acquired pursuant to the exercise of this Option prior to one year after the date on which the Option was granted or two years after the date on which the Option is exercised.

       Dated:________________, _____           _________________________________

                                               (print name)_____________________